UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2012

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 McKinney Avenue, Suite 700 Dallas, Texas U.S.A.	75201
(Address of principal executive offices)	(Zip Code)

(214) 932-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 15, 2012, we held our annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, out of 37,892,931 shares of common stock entitled to vote at the meeting, the holders of more than a majority of the outstanding shares of common stock were present at the meeting in person or by proxy, constituting a quorum. The shareholders elected all of the Company’s nominees for director and approved the advisory vote on executive compensation. The votes received are set forth below:

1.	Election of Directors

	FOR	WITHHELD
NAMES	Number	Number
George F. Jones, Jr.	32,390,226	602,707
Peter B. Bartholow	30,025,298	2,967,635
James H. Browning	31,320,490	1,672,443
Joseph M. (Jody) Grant	12,250,152	20,742,781
Frederick B. Hegi, Jr.	31,245,155	1,747,778
Larry L. Helm	32,943,214	49,719
James R. Holland, Jr.	32,271,833	721,100
W. W. McAllister III	28,536,871	4,456,062
Elysia Holt Ragusa	32,932,287	60,646
Steven P. Rosenberg	31,312,552	1,680,381
Grant E. Sims	32,942,214	50,719
Robert W. Stallings	32,254,922	738,011
Dale W. Tremblay	28,766,272	4,226,661
Ian J. Turpin	31,064,601	1,928,332

2.	Advisory approval of the compensation of the Company’s named executives

FOR	AGAINST	ABSTAIN
Number	Number	Number
33,165,462	1,836,414	59,738

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

Dated: May 16, 2012

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